Exhibit 99

Press Release
NASDAQ NOTIFIES UNITED HERITAGE CORPORATION
THAT THE COMPANY IS AGAIN IN COMPLIANCE WITH
MARKETPLACE RULE 4310(c)(3)(A)

August 23, 2007 - United Heritage Corporation (the “Company”) announced today that on August 21, 2007 it received a letter from The Nasdaq Stock Market stating that, based on the Company’s Form 10-QSB dated August 20, 2007, The Nasdaq Stock Market staff determined that the Company is again in compliance with the minimum $2.5 million stockholders’ equity requirement set forth in Marketplace Rule 4310(c)(3)(A). The Company was notified on July 19, 2007 that the staff of The Nasdaq Stock Market had determined that the Company was not in compliance with the minimum requirements set forth in Marketplace Rules 4310(c)(3)(A), 4310(c)(3)(B) or 4310(c)(3)(C). These rules require that a company listed on The Nasdaq Capital Market have a minimum of $2.5 million stockholders’ equity, $35 million market value of listed securities or $500,000 of net income from continuing operations. The staff also noted in its letter that if the Company fails to evidence compliance upon filing its next periodic report, it may be subject to delisting.

Safe Harbor
All statements in this press release that are not statements of historical fact are forward-looking statements, including any projections of earnings, revenue, cash or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements regarding future economic conditions or performance, statements of belief and any statements of assumptions underlying any of the foregoing. These statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties include our limited capital resources and limited access to financing. United Heritage Corporation assumes no obligation to update these forward-looking statements to reflect future events or actual outcomes and does not intend to do so.

Contact:
United Heritage Corporation
C. Scott Wilson, Chief Executive Officer
Tel: (432) 686 2618 Fax: (432) 686 2644